Addendum No. 2

The following terms and conditions are hereby incorporated in and made a part of the Commercial Lease Agreement dated May 6, 2017 on property known as 2812 Hegan Lane, Suite B, in which Lulu's Fashion Lounge, Inc., now knows as Lulu's Fashion Lounge, LLC, is referred to as Tenant, and Hegan Lane Partnership, is referred to as Landlord, and shall control in the event of any inconsistency with the provisions of such Lease Agreement.

Assignment: Notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant, without Landlord's approval written or otherwise, but with written notice to Landlord by Tenant, shall have the absolute right to assign, sublease or otherwise transfer all or a portion of its interest in this Lease to (i) a parent or operating subsidiary of Tenant, (ii) a subsidiary of Tenant's parent, (iii) a corporation or other entity with which Tenant may merge, (iv) any lender of Tenant or a leasehold mortgagee for the purpose of securing indebtedness, or (vi) to any entity to whom Tenant sells all or substantially all of its assets.

Indemnification: Tenant's indemnification, defense and holding Landlord harmless set forth in Paragraph 39 shall not apply to any liability, penalties, losses, damages, costs, expenses, causes of action, claims, or judgments arising from landlord's gross negligence, or willful misconduct.

Landlord agrees to indemnify, defend, and hold Tenant, and Tenant's employees, agents and contractors, harmless from all liability, penalties, losses, damages, costs, expenses, causes of action, claims, or judgments arising by reason of any death, bodily injury, personal injury, or property damage resulting from:

(i) any cause occurring in or about or resulting from an occurrence in or about the Building or Premises during the Lease Term arising as a result of any act of Landlord's or Landlord's employees or guests in or about the Building or Premises.

(ii) the gross negligence or willful misconduct of Landlord or Landlord's agents, employees, and contractors, wherever it occurs, or

(iii) any default by Landlord under the terms of this Lease.

This Addendum, upon its execution by both parties, is made a part of the above Agreement.

12/27/19	1-6-20
Date	Date
Crystal Landsem	[signature]
Lulu's Fashion Lounge, LLC	Hegan Lane Partnership